Exhibit 99.3

Acquisition Announcement

Letter to Employees

(CEO e-mail note as cover for news release to all VitalStream employees)

I have some exciting news to share with you. Today Internap is announcing (or announced) it is acquiring our company, VitalStream. This acquisition will provide us with tremendous opportunities for our customers, their customers and everyone inside a new, bigger and better VitalStream.

Naturally news of this nature surfaces a multitude of questions and concerns. Attached is a news release and FAQ with more details about this announcement. In the coming weeks, we will have more to share with you about Internap and what the company brings to VitalStream’s portfolio of services.

In the meantime, please know how much the VitalStream leadership team appreciates your hard work over the past many months. We've marked some amazing milestones together in the last year, and this announcement is yet another example of our tremendous progress.

We look forward to continued success together.

Best Regards,

Jack Waterman

GENERAL

Why is Internap acquiring VitalStream, Inc.?

The acquisition of VitalStream is part of Internap’s strategy to provide customers with the industry's most comprehensive solution for delivering, managing and monetizing integrated streaming and digital content over the Internet. The integration of VitalStream’s digital media delivery platform expands Internap’s ability to provide customers with an unparalleled choice in streaming media solutions, while supporting the significant long-term growth opportunities in the network services market.

From Internap’s perspective, this acquisition presents a number of opportunities:
1.	VitalStream’s service is a logical extension and complement to Internap’s high performance route management solutions
2.	Our customers are proactively requesting we enter this business, which is no more apparent than our success in reselling Akamia’s services for the last few years.
3.	VitalStream’s service offers another high growth, high margin revenue stream to Internap.
4.
Architecturally, we believe the large file sizes that audio and video content over the Internet represent are more effectively delivered with a combination of VitalStream’s platform and our route management network-based approach.

5.
VitalStream’s initiatives in the rich media ad serving business open up an entirely new set of opportunities and potential customer relationships for us. As many of you know, there is a big and growing base of Internet users that are watching increasing amounts of video online and advertisers seeking to address that audience.

6.
Lastly, and most importantly, is cultural fit…we like the people. Everyone we interacted with leading up to this process has a desire to build the leading company in this space and serve customers well.

From VitalStream’s perspective, this acquisition also presents a number of opportunities:
1.
Internap’s strength in high performance network management really adds a differentiator to our service offering in the market. We heard it from clients that bringing together the best network with the best content delivery platform.

2.	Internap’s network infrastructure including colocation facilities enables us to get to critical mass more quickly from a service delivery standpoint.
3.	The combination also enables VitalStream to achieve a global footprint more quickly, which was an area our customers were seeking for us to expand more aggressively.
4.	Lastly, VitalStream echoes the comments on cultural fit, we think this has the makings for the best team in the business.

Is this a merger or an acquisition?
Internap is acquiring VitalStream in a stock-for-stock transaction that combines the two companies. This acquisition is expected to provide both firms synergistic benefits, some of which include: complementary products and technology platforms, increased financial strength including improved revenue growth rates and gross margins, economies of scale and increased market reach.

Is there a break-up fee?
Yes, it is $8 million or approximately 3.7% of the equity value of VitalStream.

How does this affect your relationship with Akamai?
Akamai has been a good partner for a number of years and we believe we’ve been a good partner as well. We’ve jointly been able to deliver solutions to customers where there is a need for a combined solution of high performance route management, colocation and content delivery. We have just come to find that our customers were demanding this solution of us more and more. Our technical support teams have truly excelled in serving our customers and as a result, our customers want a single point of interaction for all of their network related needs. We believe we can fulfill that role for them. We value the relationship we’ve established with Akamai and hope after this deal closes there will be other areas where we can collaborate to serve our joint customers.

Akamai has a history of instigating litigation against competitors in defending its patents. Do you expect them to sue you?
We really can’t speculate on what Akamai will do. We don’t think lawsuits are constructive. We’ve been good partners for a number of years, so our sincere hope is that there will be areas where we can collaborate on together in the future. We have a number of patents ourselves that cover our differentiated and potentially complementary offerings that could be the basis for collaboration. Specifically, we believe our high performance route management solution makes for a nice complement to their application acceleration efforts and Eonstreams ad insertion technology may have some relevance to Akamai’s business as well. We’ll just have to wait and see. In the meantime, we’re focused on growing a really spectacular company.

Does Google’s acquisition of YouTube cause you any concern? Possibly that Google may give CDN services away for free?
We think Google’s acquisition of YouTube is a validation of the industrial logic of this combination. For example, YouTube is a Flash authoring shop. VitalStream is the leading content delivery network for Flash-based implementations. VitalStream’s technical prowess in creating customized Flash implementations for its clients clearly sets it apart. If you combine VitalStream’s Flash capability and Eonstreams ad insertion capability with our network skills, we believe we have the makings of a good partner for all those companies that may not want to completely rely on Google for their livelihood. As we put these two companies together, we will strive to compete on the basis of innovation and delivering valuable products to our customers.

VitalStream just lost MySpace as a customer. Didn’t that impact your view of the company?
Just to clarify, MySpace has indicated its desire to bring its CDN activities in house and while the magnitude of the relationship has changed, the opportunity to win them back has been improved with this combination. We had known that MySpace was at risk and we factored that into our thinking. That being said, we look forward to the time where this transaction is closed and we can present a compelling suite of services to MySpace to win them back.

COMPANY ORGANIZATION

How is the combined company structured?
Internap’s headquarters will remain in Atlanta. As a wholly owned business unit, VitalStream will continue to operate its business in a centralized fashion with its corporate functions managed out of VitalStream’s Irvine, California based headquarters.

Will there be a reduction in force as a result of this acquisition?
We will have to operate as separate companies prior to the closing of the transaction. However, during the weeks following the close of the transaction, positions may be realigned with the business strategy as it positions the combined company for long-term success.

Who is VitalStreams key senior management team?
The VitalStream leadership team will remain intact and VitalStream will function as a wholly owned business unit of Internap. Naturally, both teams will leverage the strengths and resources of the combined entity to best serve the needs of our customers.

How do the cultures of Internap and VitalStream compare?
Internap and VitalStream share a common vision and passion to provide the most reliable global media delivery platform with easy-to-use feature-rich services and tools. VitalStream is a strategic complement to Internap’s innovative culture, strong heritage in the network services space and mature product offerings. Combined, the technology and the teams can effectively serve any sized customer and remain focused on each customer’s underlying needs.

What sort of management retention or employee retention plans do you have in place?
As we’ve mentioned earlier, we believe the cultural fit is extraordinary and we are making a commitment to the people that have made VitalStream what it is today. To that end, 5 of the top executives have signed up to employment contracts such that when the transaction closes they will be core members of our senior management team for the foreseeable future.

CUSTOMERS AND SERVICES

Why is this acquisition good for customers?
The combination of VitalStream’s streaming media content delivery platform with Internap’s performance network services will be unmatched in the market. This acquisition brings complementary technologies together providing our customers scalable, comprehensive digital media delivery solutions across the globe.

As a VitalStream customer, how will this merger affect me?
In the near-term, you can expect things to remain “business as usual." In the long-term, you can expect us to continue our constant innovation of product feature enhancements.

How will I know if there is a change to my sales account team?
We anticipate that your current account manager will continue to assist you. Customers will be notified if there are any changes to their account teams.

Whom should customers call for product support?
We will be working to quickly align our infrastructures, including our customer support teams. In the meantime, please continue using your existing customer and product support contacts.

Will there be a change to the billing address or payment methods?
Not immediately. In the long-term, invoicing and payments may change. In the meantime, please continue to make payments as usual to the normal billing address supplied on your invoices. We will notify all customers prior to changing the payment address. We do not anticipate that any changes will need to be made to existing payment methods from our customers.

Will VitalStream phone numbers and e-mail change?
The phone numbers you have used in the past to reach your contacts at VitalStream will remain unchanged. In addition, the email address you have used in the past will enable you to reach your contact.